Exhibit 99.1

            TUPPERWARE ANNOUNCES SECOND QUARTER EPS UP 14% INCLUDING
                           IMPROVED U.S. PROFITABILITY

    ORLANDO, FLA, July 26 /PRNewswire-FirstCall/ -- Tupperware Corporation (NYSE: TUP) announced today second quarter earnings per share up 14%. This quarter is the sixth consecutive quarter of earnings improvement over the previous year.

    Summary:

    * EPS increased to 46 cents including 4 cents favorable foreign exchange
    * Sales up 5% as reported and up 1% in local currency
    * Sales force size up 3%; average active sales force down 1%
    * Excluding re-engineering costs, EPS up 10% from prior year to 45 cents (See Non-GAAP Financial Measures reconciliation schedule)
    * Quarter includes net 3 cents positive impact from tax rate

    "We continued to have strong growth in our BeautiControl business and our emerging markets, while significantly reducing the operating loss in Tupperware North America," said Rick Goings, Chairman and Chief Executive Officer. "Latin America had nice progress due to increased sales force productivity, while Germany and Japan continued to be challenging," Goings continued.

    Tupperware will conduct a conference call tomorrow, Wednesday, July 27th, at 10:00 am Eastern time. The conference call will be simulcast and archived, along with a copy of the news release, at http://www.tupperware.com .

    Second Quarter Segment Highlights

    Europe
    Sales increased 5% as reported and were up 1% in local currency. Strong sales growth in Russia and South Africa, combined with $7.9 million higher business-to-business sales coming from a number of markets, were partially offset by a decline in Germany. European profit was down 2% as reported and down 5% in local currency.

    Asia Pacific
    Sales were down 5% as reported and 8% in local currency. Strength in most of the Asian markets only partially offset continued softness in Japan. The sales decline led to Asia Pacific profit being down $2.9 million as reported and $3.3 million in local currency.

    Latin America
    Sales increased 21% as reported and 17% in local currency due to growth in all markets, particularly Mexico. Sales of BeautiControl in Mexico grew 17% to 11% of sales. Profit was up 10% as reported and in local currency.

    North America
    Sales were down 13% due to a decline in the average active sales force. Profit was $0.6 million including a net $3.1 million positive impact related to a shift in manufacturing capacity. Excluding these items, the loss compared with last year decreased 50% due to improvements in the value chain. (See Non-GAAP Financial Measures Reconciliation schedule.)

    BeautiControl North America
    Sales were up 36% on average active sales force growth of 32%. Profit for the quarter was up 17%, which was lower than sales due to costs associated with recent record growth. Progress is being made towards mitigating these costs, which is expected to lead to an improved return on sales later this year.

    Year to Date Actual Results
    * EPS up 32% to 86 cents including 5 cents favorable foreign exchange
    * Sales up 6% and up 4% in local currency
    * Excluding net two cents expense of re-engineering costs offset by land gains, EPS up 38% to 88 cents (see Non-GAAP Financial Measures reconciliation schedule)

    Full-Year Outlook
    * Sales up 2-3% as reported and up slightly in local currency
    * No change in earnings expectations from operations
    * Outlook revised only for foreign exchange
    * EPS at $1.46-$1.56; no impact from foreign exchange vs. 9 cents previously
    * 8 cents of gains for land sales - no change
    * 4 cents of re-engineering costs - no change
    * 4-5 percentage point increase from last year in the effective tax rate to 19-20% vs. 22% in prior outlook
    * Excluding land sales and re-engineering costs, EPS is expected to be $1.42-$1.52 vs. $1.41 in 2004. (See Non-GAAP Financial Measures outlook reconciliation schedule.)

    Third Quarter Outlook
    * Sales up 4-5% as reported and in local currency
    * Quarter is expected to be about breakeven including 1-3 cents of re-engineering costs
    * 1 cent favorable foreign exchange
    * Excluding re-engineering costs, EPS is expected to be 1-3 cents vs. 13 cents last year, which included 3 cents for a positive tax audit resolution. (See Non-GAAP Financial Measures outlook reconciliation schedule.)

    Tupperware Corporation, a $1.2 billion multinational company, is one of the world's leading direct sellers, supplying premium food storage, preparation and serving items to consumers in almost 100 countries through its Tupperware brand. In partnership with one million independent sales consultants worldwide, Tupperware reaches consumers through informative and entertaining home parties; retail access points in malls and other convenient venues; corporate and sales force Internet web sites; and television shopping. Additionally, premium beauty and skin care products are brought to customers through its BeautiControl brand in North America, Latin America and Asia Pacific. Consumers can access the brands' web sites at http://www.tupperware.com and http://www.beauticontrol.com.

    Tupperware stock is listed on the New York Stock Exchange (NYSE: TUP). Statements contained in this release which are not historical fact and use predictive words such as "outlook" or "target" are forward-looking statements. These statements involve risks and uncertainties which include recruiting and activity of the Company's independent sales forces, the success of new product introductions and promotional programs, the ability to obtain all government approvals on land sales, the success of buyers in attracting tenants for commercial developments, the effects of economic and political conditions generally and foreign exchange risk in particular and other risks detailed in the Company's report on Form 8-K dated April 10, 2001, as filed with the Securities and Exchange Commission.

    Non-GAAP Financial Measures
    The Company has utilized non-GAAP financial measures in this release, which are provided to assist in investors' understanding of the Company's results of operations. The adjustment items materially impact the comparability of the Company's results of operations. The adjusted information is intended to be more indicative of Tupperware's primary operations, and to assist investors in evaluating performance and analyzing trends across periods. The non-GAAP financial measures exclude gains on land sales and re- engineering costs primarily associated with shifting capacity from its South Carolina manufacturing facility to other facilities. While the Company is engaged in a multi-year program to sell land, this activity is not part of the Company's primary business operation. Additionally, the gains recognized in any given period are not necessarily indicative of gains which may be recognized in any particular future period. For this reason, these gains are excluded from indicated earnings per share amounts. Also, the Company periodically records exit costs as defined under Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" and other amounts related to rationalizing manufacturing and other re-engineering activities, and believes these amounts are similarly volatile and impact the comparability of earnings across quarters. Therefore, they are also excluded from indicated financial information to provide what the Company believes represents a more useful measure for analysis and predictive purposes.

                             TUPPERWARE CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

                                                 13 Weeks     13 Weeks     27 Weeks     26 Weeks
                                                   Ended        Ended        Ended        Ended
                                                  July 2,     June 26,      July 2,     June 26,
(In millions, except per share data)               2005         2004*        2005         2004*
---------------------------------------------   ----------   ----------   ----------   ----------
Net sales                                       $    320.4   $    306.4   $    646.8   $    607.3
Cost of products sold                                109.7        102.7        224.2        206.4
Gross margin                                         210.7        203.7        422.6        400.9

Delivery, sales and administrative
 expense                                             174.9        170.4        350.5        348.1
Re-engineering and impairment charges                  1.2          0.7          7.2          0.7
Gains on disposal of assets                             --          0.1          3.4          1.5
Operating income                                      34.6         32.7         68.3         53.6

Interest income                                        0.9          0.5          1.5          1.0
Other income                                           0.2          0.3          0.3          0.6
Interest expense                                       4.3          3.7          8.6          6.9
Other expense                                         (0.3)         1.0           --          1.0

Income before income taxes                            31.7         28.8         61.5         47.3
Provision for income taxes                             4.0          5.1          9.9          9.1
Net income                                      $     27.7   $     23.7   $     51.6   $     38.2

Net income per common share:

Basic                                           $     0.46   $     0.40   $     0.87   $     0.65

Diluted                                         $     0.46   $     0.40   $     0.86   $     0.65

* Certain prior year amounts have been reclassified on the consolidated statements of income to conform with current year presentation.

                             TUPPERWARE CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

                                  13 Weeks     13 Weeks
                                    Ended        Ended      Reported     Restated      Foreign
(Amounts in millions,              July 2,     June 26,        %            %         Exchange
except per share)                   2005         2004*      Inc (Dec)    Inc (Dec)     Impact
------------------------------   ----------   ----------   ----------   ----------   ----------
SALES
  Europe                         $    145.4   $    138.4            5            1   $      6.1
  Asia Pacific                         52.9         55.6           (5)          (8)         1.8
  Latin America                        33.7         28.0           21           17          1.0
  North America                        47.3         54.3          (13)         (13)         0.4
  BeautiControl
   North America                       41.1         30.1           36           36           --

                                 $    320.4   $    306.4            5            1   $      9.3

SEGMENT PROFIT
 (LOSS)
  Europe                         $     30.4   $     30.8           (2)          (5)  $      1.2
  Asia Pacific                          4.6          7.5          (38)         (41)         0.4
  Latin America                         4.6          4.2           10           10           --
  North America                         0.6         (5.1)           +            +           --
  BeautiControl
   North America                        3.6          3.0           17           17           --

                                       43.8         40.4            8            4   $      1.6

Unallocated expenses                   (8.4)        (6.9)          22
Hedge income (costs)                    0.9         (0.9)           +
Other income                             --          0.1           --
Re-engineering and
 impairment charges                    (1.2)        (0.7)          68
Interest expense,  net                 (3.4)        (3.2)           4

Income before taxes                    31.7         28.8           10
Provision for income
 taxes                                  4.0          5.1          (21)

Net income                       $     27.7   $     23.7           17

Net income per
 common share
 (diluted)                       $     0.46   $     0.40           14

Average number of
 diluted shares                        60.5         58.9

                                  27 Weeks     26 Weeks
                                   Ended        Ended       Reported     Restated      Foreign
                                   July 2,     June 26,        %            %         Exchange
                                    2005         2004*      Inc (Dec)    Inc (Dec)     Impact
                                 ----------   ----------   ----------   ----------   ----------
SALES
  Europe                         $    324.7   $    301.9            8            3   $     12.3
  Asia Pacific                         98.5         98.0           --           (2)         2.6
  Latin America                        61.4         50.8           21           20          0.5
  North America                        86.5        101.2          (15)         (15)         0.7
  BeautiControl
   North America                       75.7         55.4           37           37           --

                                 $    646.8   $    607.3            6            4   $     16.1

SEGMENT PROFIT
 (LOSS)
  Europe                         $     68.9   $     66.9            3           (1)  $      2.5
  Asia Pacific                          5.9          8.1          (27)         (29)         0.3
  Latin America                         6.4          4.9           32           34         (0.1)
  North America                        (3.2)       (17.6)          82           82           --
   BeautiControl
    North America                       6.4          2.5            +            +           --

                                       84.4         64.8           30           25   $      2.7

Unallocated expenses                  (12.7)       (11.5)          10
Hedge income (costs)                    0.7         (0.9)           +
Other income                            3.4          1.5            +
Re-engineering and
 impairment charges                    (7.2)        (0.7)           +
Interest expense,
 net                                   (7.1)        (5.9)          21

Income before taxes                    61.5         47.3           30
Provision for income
 taxes                                  9.9          9.1            9

Net income                       $     51.6   $     38.2           35

Net income per
 common share
 (diluted)                       $     0.86   $     0.65           32

Average number of
 diluted shares                        60.1         58.9

* Certain prior year amounts have been reclassified on the condensed consolidated statements of income to conform with current year presentation.

                             TUPPERWARE CORPORATION
                                 RECONCILIATION

                                                  13 Weeks Ended                           13 Weeks Ended
                                                   July 2, 2005                             June 26, 2004
                                      --------------------------------------   --------------------------------------
                                                                     Excl                                     Excl
(In millions except per share data)    Reported       Adj's         Adj's       Reported       Adj's          Adj's
-----------------------------------   ----------   ----------     ----------   ----------   ----------     ----------
Segment profit (loss)
Europe                                $     30.4          0.1 a   $     30.5   $     30.8                  $     30.8
Asia Pacific                                 4.6          0.2 a          4.8          7.5                         7.5
Latin America                                4.6          0.3 a          4.9          4.2                         4.2
North America                                0.6         (3.1)b         (2.5)        (5.1)                       (5.1)
BeautiControl
 North America                               3.6                         3.6          3.0                         3.0

                                            43.8         (2.5)          41.3         40.4           --           40.4

Unallocated expenses                        (8.4)                       (8.4)        (6.9)                       (6.9)
Hedge costs                                  0.9                         0.9         (0.9)                       (0.9)
Other income                                  --                          --          0.1         (0.1)d           --
Re-eng and impairment
 chgs                                       (1.2)         1.2 c           --         (0.7)         0.7 c           --
Interest expense, net                       (3.4)                       (3.4)        (3.2)                       (3.2)
Income before taxes                         31.7         (1.3)          30.4         28.8          0.6           29.4
Provision for income
 taxes                                       4.0         (0.7) e         3.3          5.1          0.2 e          5.3
Net income                            $     27.7   $     (0.6)    $     27.1   $     23.7   $      0.4     $     24.1

Net income per common
 share (diluted)                      $     0.46   $    (0.01)    $     0.45   $     0.40   $     0.01     $     0.41

                                                  27 Weeks Ended                           26 Weeks Ended
                                                   July 2, 2005                             June 26, 2004
                                      --------------------------------------   --------------------------------------
                                                                     Excl                                     Excl
                                       Reported       Adj's         Adj's       Reported       Adj's          Adj's
                                      ----------   ----------     ----------   ----------   ----------     ----------
Segment profit (loss)
Europe                                $     68.9          0.1 a   $     69.0   $     66.9                  $     66.9
Asia Pacific                                 5.9          0.2 a          6.1          8.1                         8.1
Latin America                                6.4          0.3 a          6.7          4.9                         4.9
North America                               (3.2)        (3.0)b         (6.2)       (17.6)                      (17.6)
BeautiControl
 North America                               6.4                         6.4          2.5                         2.5
                                            84.4         (2.4)          82.0         64.8           --           64.8
Unallocated expenses                       (12.7)                      (12.7)       (11.5)                      (11.5)
Hedge costs                                  0.7                         0.7         (0.9)                       (0.9)
Other income                                 3.4         (3.4)d           --          1.5         (1.5)d           --
Re-eng and impairment
 chgs                                       (7.2)         7.2 c           --         (0.7)         0.7 c           --
Interest expense, net                       (7.1)                       (7.1)        (5.9)                       (5.9)
Income before taxes                         61.5          1.4           62.9         47.3         (0.8)          46.5
Provision for income
 taxes                                       9.9          0.4 e         10.3          9.1         (0.3) e         8.8
Net income                            $     51.6   $      1.0     $     52.6   $     38.2   $     (0.5)    $     37.7

Net income per common
 share (diluted)                      $     0.86   $     0.02     $     0.88   $     0.65   $    (0.01)    $     0.64

(a) Primarily machinery relocation costs incurred in connection with shift of capacity from Hemingway, South Carolina to other manufacturing facilities.

(b) $3.7 million reduction of LIFO inventory reserve requirements from shift of capacity from Hemingway, South Carolina to other manufacturing facilities which report inventory on the FIFO basis of accounting. Offsetting this amount is $0.6 million in costs related to the transfer of machinery and equipment to the other manufacturing facilities.

(c) Pretax re-engineering and impairment charges in the second quarter of 2005 of $1.2 million and in the first quarter of 2005 of $6.0 million were primarily related to severance costs incurred to reduce headcount in the Company's Hemingway, South Carolina manufacturing facility. Re-engineering and impairment charges of $0.7 million in the second quarter of 2004 were primarily related to manufacturing rationalization and headcount reductions in the United States.

(d) Pretax gains from the sale of land held for development near the Company's Orlando, Florida headquarters was $0.1 million for the second quarter of 2004 and $1.4 million in the first quarter of 2004. In 2005 gain on the sale of land was $3.4 million in the first quarter of 2005.

(e) Provision for income taxes represents the net tax impact of adjusted amounts.

See note regarding non-GAAP financial measures in the attached press release.

                             TUPPERWARE CORPORATION
           NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
                                  July 26, 2005

Full year ended Dec 25, 2004

                                                                               Adjusted
                                                                               before FX
                                    GAAP               Adjustments              impact                    Adjusted
                                 ----------    ---------------------------    ----------                 ----------
                                                Land and
                                                hurricane                                    Exchange
($ in millions,                                 insurance   Re-engineering                     rate
except per share amounts)                         gains         Costs                       impact (a)
------------------------------                 ----------   --------------                  ----------
Income before
 income taxes                    $    102.0    $    (13.1)  $          7.0    $     95.9    $       --   $     95.9

Income tax                             15.1          (5.1)             2.6          12.6                       12.6

Net income                             86.9          (8.0)             4.4          83.3                       83.3

Net income per
 common share
 (diluted)                       $     1.48    $    (0.14)  $         0.07    $     1.41    $       --   $     1.41

Average number of diluted
 shares (millions)                     58.9

Full year ended Dec 31, 2005 - Outlook

                                           GAAP                                                   Adjusted
                                           Range                   Adjustments                     Range
                                 ------------------------   ---------------------------   -----------------------
                                                                         Re-engineering
                                     Low          High      Land gains       Costs           Low          High
                                 ----------    ----------   ----------   --------------   ----------   ----------
Income before
 income taxes                    $    110.5    $    118.2   $     (7.7)  $          3.8   $    106.6   $    114.3

  % vs prior year                         8%           16%                                        11%          19%

Income tax                             22.1          23.6         (3.0)             1.5         20.6         22.1

Net income                             88.4          94.6         (4.7)             2.3         86.0         92.2

Net income per
 common share
 (diluted)                       $     1.46    $     1.56   $    (0.08)  $         0.04   $     1.42   $     1.52

Average number
 of diluted
 shares
 (millions)                            60.5

  % vs prior year                        -1%            6%                                         0%          8%

Third Quarter - 2004

                                                                               Adjusted
                                                                               before FX
                                    GAAP               Adjustments              impact                    Adjusted
                                 ----------    ---------------------------    ----------                 ----------
                                                                                             Exchange
                                                            Re-engineering                     rate
                                               Land gains       Costs                       impact (a)
                                               ----------   --------------                  ----------
Income before
 income taxes                    $     14.0    $    (10.1)  $          1.8    $      5.7    $      0.5   $      6.2

Income tax                              1.1          (3.7)             0.6          (2.0)   $      0.1         (1.9)

Net income                             12.9          (6.4)             1.2           7.7           0.4          8.1

Net income per
 common share
 (diluted)                       $     0.22    $    (0.11)  $         0.02    $     0.13    $     0.01   $     0.14

Average number
 of diluted
 shares
 (millions)                            58.7

Third Quarter 2005 - Outlook

                                           GAAP                                                   Adjusted
                                           Range                   Adjustments                     Range
                                 ------------------------   ---------------------------   -----------------------
                                                                         Re-engineering
                                     Low          High      Land gains       Costs           Low          High
                                 ----------    ----------   ----------   --------------   ----------   ----------
Income before
 income taxes                    $     (1.0)   $      1.0   $       --   $          2.1   $      1.1          3.1

  % vs prior year                                                                                -82%         -50%

Income tax                             (0.2)          0.2           --              0.8          0.6          1.0

Net income                             (0.8)          0.8           --              1.3          0.5          2.1

Net income per
 common share
 (diluted)                       $    (0.01)   $     0.01   $       --   $         0.02   $     0.01   $     0.03

Average number
 of diluted
 shares
 (millions)                            60.9

  % vs prior year                                                                                -92%         -75%

(a) Impact of current exchange rates; 2004 restated at rates used for the 2005 outlook

                             TUPPERWARE CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                     ASSETS
                                   (UNAUDITED)

                                             Jul. 2,     Dec. 25,
(In millions)                                 2005         2004
----------------------------------------   ----------   ----------
Cash and cash equivalents                  $    113.7   $     90.9

Accounts receivable                             110.0        119.0
  Less allowances for doubtful
   accounts                                     (16.0)       (15.0)
                                                 94.0        104.0

Inventories                                     167.4        163.0
Deferred income tax benefits, net                60.3         59.4
Non-trade amounts receivable                     29.0         35.8
Prepaid expenses                                 17.4         12.9
  Total current assets                          481.8        466.0

Deferred income tax benefits, net               162.4        160.5

Property, plant and equipment                 1,102.0      1,131.2
  Less accumulated depreciation                (899.0)      (915.2)

                                                203.0        216.0

Long-term receivables, net of
 allowances of $17.6 million at
 July 2, 2005 and $25.7 million
 at December 25, 2004                            39.4         42.6
Goodwill                                         56.2         56.2
Other assets                                     41.4         41.9

  Total assets                             $    984.2   $    983.2

                             TUPPERWARE CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                      LIABILITIES AND SHAREHOLDERS' EQUITY
                                   (UNAUDITED)

(Dollars in millions, except per             Jul. 2,     Dec. 25,
share amounts)                                2005         2004
----------------------------------------   ----------   ----------
Accounts payable                           $     67.8   $     91.0
Short-term borrowings and current
 portion of long-term debt                        2.4          2.6
Accrued liabilities                             194.1        198.5

  Total current liabilities                     264.3        292.1

Long-term debt                                  241.8        246.5
Accrued post-retirement benefit cost             35.0         35.3
Other liabilities                               127.2        118.4
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $0.01 par value,
   200,000,000 shares authorized;
   none issued                                     --           --
  Common stock, $0.01 par value,
   600,000,000 shares authorized;
   62,367,289 shares issued                       0.6          0.6
  Paid-in Capital                                26.9         25.6
  Subscription receivable                       (15.8)       (18.7)
  Retained earnings                             576.4        560.9
  Treasury Stock, 2,533,721 shares
   at July 2, 2005 and 3,542,135
   shares at December 25, 2004 at
   cost                                         (68.4)       (96.8)
  Unearned portion of restricted
   stock issued for future service               (2.3)        (2.9)
  Accumulated other comprehensive
   loss                                        (201.5)      (177.8)

  Total shareholders' equity                    315.9        290.9

  Total liabilities and
   shareholders' equity                    $    984.2   $    983.2

                             TUPPERWARE CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                           27 weeks ended   26 weeks ended
                                               July 2,         June 26,
(In millions)                                   2005             2004
----------------------------------------   --------------   --------------
OPERATING ACTIVITIES
     Net income                            $         51.6   $         38.2
     Adjustments to reconcile net
      income to net cash provided by
      operating activities:
             Depreciation and
              amortization                           24.4             25.0
             Net gains on disposal of
              assets                                 (3.2)            (1.0)
             Provision for bad debts                  2.2              3.2
             Net impact of writedown
              of inventories and
              change in LIFO reserve                 (4.2)             2.5
             Non-cash impact of
              re-engineering and
              impairment costs                         --              0.3
     Changes in assets and
      liabilities:
        Decrease in accounts
         receivable                                   2.6              7.2
        Increase in inventories                      (8.7)           (12.3)
        Decrease in accounts payable
         and accrued liabilities                    (27.4)           (12.8)
        Increase (decrease) in income
         taxes payable                                9.1             (2.8)
        Increase in net deferred
         income taxes                                (0.6)           (11.6)
   Net cash impact from hedge
    activity                                          1.9             (8.0)
   Other, net                                        (4.2)            (6.6)
        Net cash provided by
         operating activities                        43.5             21.3

INVESTING ACTIVITIES
     Capital expenditures                           (18.3)           (20.2)
     Proceeds from disposal of
      property, plant & equipment                     7.1              2.8
        Net cash used in investing
         activities                                 (11.2)           (17.4)

FINANCING ACTIVITIES
     Dividend payments to
      shareholders                                  (26.0)           (25.8)
     Proceeds from exercise of stock
      options                                        21.0              1.0
     Proceeds from payments of
      subscriptions receivable                        0.4              1.5
     Net decrease in short-term debt                 (0.5)            (1.5)
       Net cash used in financing
        activities                                   (5.1)           (24.8)
Effect of exchange rate changes on
 cash and cash equivalents                           (4.4)            (0.6)
Net increase (decrease) in cash and
 cash equivalents                                    22.8            (21.5)
Cash and cash equivalents at
 beginning of period                                 90.9             45.0
Cash and cash equivalents at end of
 period                                    $        113.7   $         23.5
Supplemental disclosure:
Loans settled with common stock            $          2.7   $          0.6

                             TUPPERWARE CORPORATION
                            SUPPLEMENTAL INFORMATION
                        Second Quarter Ended July 2, 2005

Sales Force Statistics (a):

                                                          AVG.
Segment                             DIST.     % CHG.     ACTIVE        % CHG.      TOTAL     % CHG.
------------------------------   ----------   ------   ----------      ------   ----------   ------
Europe                                  724        4       67,781           3      253,251        7
Asia Pacific                            678       (2)      38,043          (7)     298,958       (6)
Latin America                           183       (1)      56,414          (5)     236,162        3
North America                           301      (16)      28,976 (b)     (20)      95,155       (6)
Tupperware                            1,886       (2)     191,214          (6)     883,526       --
BeautiControl N.A                       n/a      n/a       37,351          32      113,377       38
  Total                               1,886       (2)     228,565          (1)     996,903        3

    (a) As collected by the Company and provided by distributors and sales force.

    (b) Changed methodology to align with monthly business cycle. Prior year amounts are restated in computation of percentage change.

              UNAUDITED SELECTED FINANCIAL DATA SECOND QUARTER 2005

                                 ($ in millions)

                                            Net Debt to Capital
Cash                       $  113.7          Ratio (c)                      29%
Net Current Receivables        94.0         Equity                     $ 315.9
Net Inventory                 167.4         Capital Expenditures          18.3
Short-Term Debt                 2.4         Depreciation and
Long-Term Debt                241.8          Amortization                 24.4

    (c) Net debt is defined as total debt less cash on hand. Capital is defined as total debt less cash on hand plus shareholders' equity.

SOURCE  Tupperware Corporation
    -0-                             07/26/2005
    /CONTACT: Jane Garrard, Tupperware Corporation, +1-407-826-4522/ /Web site: http://www.tupperware.com
                http://www.beauticontrol.com  /

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